As filed with the Securities and Exchange Commission on May 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	56-0906609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Bank of America Corporation Equity Plan

(previously named the Bank of America Corporation Key Employee Equity Plan

and prior thereto the Bank of America Corporation 2003 Key Associate Stock Plan)

(Full title of the plan)

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

RICHARD W. VIOLA

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by Bank of America Corporation (the “Corporation”) to register 47,111,237 shares (the “Shares”) of the Corporation’s common stock to be offered and sold under the Bank of America Corporation Equity Plan (previously named the Bank of America Corporation Key Employee Equity Plan, and prior thereto the Bank of America Key Associate Stock Plan) (the “Plan”). The Shares were previously authorized for issuance under the Plan and were subject to prior awards under the Plan that have been canceled, terminated, expired or lapsed for any reason, or withheld to satisfy tax withholding requirements with respect to an award of restricted stock or restricted stock units, or settled in cash in lieu of stock, and, as such, are available for future awards under the Plan in accordance with its terms. The Shares are in addition to the shares previously registered on the Corporation’s Registration Statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on December 20, 2002 (Registration No.  333-102043), December 21, 2004 (Registration No.  333-121513), April 26, 2006 (Registration No.  333-133566), February 3, 2009 (Registration Statement No.  333-157085), June 25, 2010 (Registration No.  333-167797), May 26, 2015 (Registration No.  333-204453), April 29, 2019 (Registration No.  333-231107), December 22, 2020 (Registration No.  333-251608), May 11, 2021 (Registration No.  333-256008), May 1, 2023 (Registration No.  333-271554), March 5, 2024 (Registration No.  333-277679), April 30, 2024 (Registration Statement No.  333-279016) and April 30, 2025 (Registration Statement No. 333-286870) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Corporation hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4(a)	Restated Certificate of Incorporation of the Corporation, as amended, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q (File No. 1-6523) filed on July 31, 2025

4(b)	Amended and Restated Bylaws of the Corporation, incorporated herein by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q (File No. 1-6523) filed on July 30, 2024

4(c)	Bank of America Corporation Equity Plan, as amended and restated effective April 22, 2025, incorporated herein by reference to Exhibit 10.1 of the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed on April 24, 2025

5(a)	Opinion of McGuireWoods LLP as to the legality of the securities being registered*

23(a)	Consent of McGuireWoods LLP (included in Exhibit 5(a))*

23(b)	Consent of PricewaterhouseCoopers LLP*

24(a)	Power of Attorney*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of May, 2026.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian T. Moynihan	Chief Executive Officer, Chair and Director (Principal Executive Officer)	May 1, 2026

* Alastair M. Borthwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2026

* Johnbull E. Okpara	Chief Accounting Officer (Principal Accounting Officer)	May 1, 2026

* Sharon L. Allen	Director	May 1, 2026

* José E. Almeida	Director	May 1, 2026

* Pierre J.P. de Weck	Director	May 1, 2026

* Arnold W. Donald	Director	May 1, 2026

* Linda P. Hudson	Director	May 1, 2026

* Monica C. Lozano	Director	May 1, 2026

* Maria N. Martinez	Director	May 1, 2026

* Lionel L. Nowell III	Director	May 1, 2026

* Denise L. Ramos	Director	May 1, 2026

* Clayton S. Rose	Director	May 1, 2026

* Michael D. White	Director	May 1, 2026

* Thomas D. Woods	Director	May 1, 2026

* Maria T. Zuber	Director	May 1, 2026

*By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Attorney-in-Fact